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                                                                    EXHIBIT 10.2


                                  AMENDMENT TO
                             STOCK OPTION AGREEMENT


       AMENDMENT dated as of November 15, 1996 (this "Amendment") to Stock Option Agreement dated as of October 12, 1994 (the "Stock Option Agreement") by and between TSX Corporation, a Nevada corporation, and TCI TSX, Inc., a Colorado corporation (the "Optionee"). Capitalized terms not otherwise defined herein are used herein as defined in the Stock Option Agreement.

                             PRELIMINARY STATEMENT

       A. Pursuant to the Stock Option Agreement, the Company in 1994 granted an Option to the Optionee to purchase 430,221 shares of Common Stock by virtue of the Optionee's exercise of preemptive rights with respect to stock options granted by the Company to William H. Lambert ("Lambert") pursuant to a stock option agreement between the Company and Lambert dated March 14, 1994 (and approved by stockholders September 12, 1994).

       B. The parties have recalculated and determined that the Optionee was entitled to an additional 1,948 shares of Option Stock under the Option. Accordingly, the parties desire to amend the Stock Option Agreement to include the additional Options.

                                   AMENDMENT

       NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Stock Option Agreement is hereby amended as follows:

       1. In addition to the Options granted to the Optionee pursuant to the Stock Option Agreement, the Company has granted and does hereby ratify and confirm the grant to Optionee as of March 14, 1994, on the terms herein provided and otherwise as set forth in the Stock Option Agreement, of an Option to purchase 1,948 shares of Common Stock at an Exercise Price of $2.00 per share, which Option shall be exercisable by the Optionee in whole or in part at any time or times for a period commencing as of March 14, 1994 and expiring at the close of business on March 14, 2004.

       The shares of Common Stock issuable upon exercise of the Options are referred to herein and in the Stock Option Agreement as "Option Stock." Except as otherwise herein provided, the provisions of the Stock Option Agreement shall apply to the Option which is the subject of this Amendment.

       Share and per share amounts set forth in this Amendment have been adjusted for the two-for-one stock split in 1994 and the three-for-two stock split in 1996.

       2. Except as amended hereby, the provisions of the Stock Option Agreement shall remain in full force and effect.
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              EXECUTED as of the day and year first above written.



                                         TSX CORPORATION


                                         By:    /s/ WILLIAM H. LAMBERT
                                            ------------------------------
                                                William H. Lambert, Chairman,
                                                President and Chief Executive
                                                Officer

                                         TCI TSX, INC.


                                         By: /s/ DAVID BOILEAU
                                            ------------------------------
                                              Name: David Boileau
                                              Title: Vice-President